Contacts:	Rebecca Geier Director, Investor Relations/Corp. Comm. (512) 683-5325

National Instruments Reports Record Quarterly Revenue of $164 Million
Q3 GAAP Net Income up 30 Percent and Non-GAAP Net Income up 48 Percent Year-Over-Year

AUSTIN, Texas -- Oct. 23, 2006 -- National Instruments (Nasdaq: NATI) today reported record revenue in Q3 2006 of $164 million, a 16 percent increase over Q3 2005. Geographically, the growth of revenue in U.S. dollar terms for Q3 2006 compared to Q3 2005 was as follows: up 11 percent in the Americas, up 14 percent in Europe and up 30 percent in Asia, equaling overall growth of 16 percent. In local currency terms, revenue was up 10 percent in Europe and up 28 percent in Asia, for an overall local currency growth of 14 percent.

For the first nine months of 2006, the company reported revenue growth of 16 percent in U.S. Dollar terms and 18 percent in local currency compared to the first nine months of 2005.

"I am pleased with our strong performance in the third quarter, driven by strong revenue growth in software and record revenue for many of our hardware products, including data acquisition, PXI, distributed I/O, machine vision and modular instruments," said Dr. James Truchard, NI president and CEO. "We have continued to see a validation of our vision of graphical system design through customer success in test and embedded development. The introduction of LabVIEW 8.20 builds on the success of LabVIEW as a complete development platform to help engineers design, prototype and deploy their test, control, and design applications."

Generally Accepted Accounting Principles (GAAP) fully diluted earnings per share (EPS) for Q3 2006 was 23 cents with GAAP net income of $19 million, up 30 percent from Q3 2005. Non-GAAP fully diluted EPS was 27 cents with non-GAAP net income of $22 million, up 48 percent from Q3 2005. In addition, the company reported GAAP net income growth of 19 percent and non-GAAP net income growth of 41 percent for the first nine months compared to the prior year period. Non-GAAP results exclude the impact of stock-based compensation and the impact of the amortization of acquisition-related intangibles. A reconciliation of GAAP to non-GAAP results is included as a part of this press release.

"I am pleased with our solid execution this year, delivering strong operating leverage while maintaining our investment in R&D," said Alex Davern, NI CFO. "We remain committed to our long-term goal of 18 percent non-GAAP operating margin as we drive further operating efficiency in our business."

NI continues to have a very strong balance sheet, with $223 million in net cash and short-term investments as of Sept. 30, 2006. In Q3 2006, the company paid $16.5 million to repurchase 608,000 shares of its common stock at an average price of $27.16 per share. The company also announced today a dividend of 6 cents per share on its common stock payable on Nov. 27, 2006 to shareholders of record on Nov. 6, 2006.

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

Highlights -- Third Quarter of 2006

  Record quarterly revenue of $164 million, up 16 percent year-over-year
  GAAP net income of $19 million, up 30 percent year-over-year
  Non-GAAP net income of $22 million, up 48 percent year-over-year
  Strong sales of software with successful launch of LabVIEW 8.20
  Record sales of PXI, modular instruments, distributed I/O, data acquisition and machine vision products
  Cash and short-term investments of $223 million
  BusinessWeek named National Instruments to its list of "50 Best Places to Launch a Career"

Guidance for Q4 2006 and Q1 2007

For Q4 2006, NI currently expects a record revenue quarter with revenue in the range of $177 million to $184 million. Additionally, the company expects GAAP fully diluted EPS to be in the range of 26 cents to 31 cents per share and expects record non-GAAP profit with fully diluted EPS in the range of 30 cents to 35 cents per share.

In Q4 2006, the company expects the impact of stock-based compensation to be 3 cents per share and the impact of the amortization of acquisition-related intangibles to be 1 cent per share. A reconciliation of the company's Q4 2006 guidance on a GAAP basis to its guidance on a non-GAAP basis is included as part of this press release.

In recent years, the seasonal pattern has been for NI's revenue to decrease up to 5 percent sequentially in the first quarter from the NI seasonal peak in Q4. The company expects this pattern to continue in Q1 2007.

Accounting for Stock-Based Compensation

In accordance with SFAS123R, the company began expensing all stock-based compensation in its GAAP results for all periods beginning after Jan. 1, 2006. This includes the impact of the company's current restricted stock and employee stock purchase plans, in addition to its unvested options outstanding under its stock option plans.

Non-GAAP Earnings Presentation and Non-GAAP Earnings Guidance

In addition to disclosing results determined in accordance with GAAP, the company also discloses non-GAAP operating results that exclude certain charges. In this press release, the company has presented its results for Q3 2006 and its guidance for Q4 2006 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP results to the results under GAAP as part of the press release.

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

Management believes that including the non-GAAP results assists investors in assessing the company's operational and cash-flow performance. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and they should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

In line with common industry practice and to help enable comparability with other technology companies, the company's non-GAAP presentation excludes the impact of both stock-based compensation under the new accounting standard SFAS123R and the amortization of acquisition-related intangibles. Other companies may calculate non-GAAP results differently than the company, limiting its usefulness as a comparative measure.

Interested parties can listen to a conference call today, Oct. 23, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (719) 457-0820, confirmation code #1234033, from Oct. 23 at 7:00 p.m. CDT through Oct. 30 at midnight CST.

This release contains "forward-looking statements," including statements related to continuing to expand the capabilities of LabVIEW, our vision of graphical system design, goal of 18% operating income, driving further operating efficiency, expected revenue for Q4 2006, estimated Q4 2006 GAAP and non-GAAP EPS and estimated Q4 2006 EPS impact of stock-based compensation and acquisition-related intangibles and revenue for Q1 2007. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents filed with the SEC for other risks associated with the company's future performance.

About National Instruments
For 30 years, National Instruments (www.ni.com) has been a technology pioneer and leader in virtual instrumentation -- a revolutionary concept that has changed the way engineers and scientists in industry, government and academia approach measurement and automation. Leveraging PCs and commercial technologies, virtual instrumentation increases productivity and lowers costs for test, control and design applications through easy-to-integrate software, such as NI LabVIEW, and modular measurement and control hardware for PXI, PXI Express, PCI, PCI Express, USB and Ethernet. Headquartered in Austin, Texas, NI has more than 4,000 employees and direct operations in more than 40 countries. For the past seven years, FORTUNE magazine has named NI one of the 100 best companies to work for in America.

The condensed consolidated balance sheets and statements of income follow.

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30	December 31
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,377	$55,864
Short-term investments	169,950	119,846
Accounts receivable, net	103,329	95,733
Inventories, net	79,515	62,827
Other current assets	32,908	28,036
Total current assets	439,079	362,306

Property and equipment, net	142,290	144,330
Goodwill, net	53,404	52,533
Intangibles, net	41,004	43,602
Other long-term assets	5,091	5,565
Total assets	$680,868	$608,336

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$30,800	$30,832
Accrued expenses and other liabilities	70,943	56,788
Total current liabilities	101,743	87,620

Deferred income taxes, net	16,866	16,866
Total liabilities	118,609	104,486

Stockholders' equity:
Preferred stock	-	-
Common stock	794	793
Additional paid-in capital	96,133	91,430
Deferred stock-based compensation	-	(16,547)
Retained earnings	463,866	429,859
Other	1,466	(1,685)
Total stockholders' equity	562,259	503,850
Total liabilities and stockholders' equity	$680,868	$608,336

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per-share data)
(unaudited)

Three Months
Ended September 30
		2006				2005

	GAAP	Amortization	Stock-Based	Non-GAAP	GAAP	Amortization	Stock-Based	Non-GAAP
		of Acquisition	Compensation			of Acquisition	Compensation
		Intangibles				Intangibles
Net sales	$ 164,079	$ -	$ -	$ 164,079	$ 141,618	$ -	$ -	$ 141,618
Cost of sales	42,431	(682)	(182)	41,567	37,893	(492)	-	37,401
Gross profit	121,648	682	182	122,512	103,725	492	-	104,217

Sales and marketing	58,479	(114)	(1,415)	56,950	53,053	(103)	-	52,950
Research and development	27,742	(9)	(1,231)	26,502	20,782	(20)	-	20,762
General and administrative	13,060	-	(555)	12,505	11,422	-	-	11,422
Patent litigation	-	-	-	-	125	-	-	125
Total operating expenses	99,281	(123)	(3,201)	95,957	85,382	(123)	-	85,259

Operating income	22,367	805	3,383	26,555	18,343	615	-	18,958

Interest income	1,964	-	-	1,964	903	-	-	903
Foreign currency gain/(loss)	432	-	-	432	(404)	-	-	(404)
Other income, net	(29)	-	-	(29)	105	-	-	105

Income before income taxes	24,734	805	3,383	28,922	18,947	615	-	19,562
Provision for income taxes	6,083	255	607	6,945	4,548	148	-	4,696

Net income	$ 18,651	$ 550	$ 2,776	$ 21,977	$ 14,399	$ 467	$ -	$ 14,866

Earnings per share:
Basic	$0.23			$0.28	$0.18			$0.19
Diluted	$0.23			$0.27	$0.18			$0.18

Weighted average shares outstanding:

Basic	79,637			79,637	78,158			78,158
Diluted	81,274			81,274	80,575			80,575

Dividends declared per share	$0.06			$0.06	$0.05			$0.05

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per-share data)
(unaudited)

Nine Months
Ended September 30
		2006				2005

	GAAP	Amortization	Stock-Based	Non-GAAP	GAAP	Amortization	Stock-Based	Non-GAAP
		of Acquisition	Compensation			of Acquisition	Compensation
		Intangibles				Intangibles
Net sales	$ 478,954	$ -	$ -	$ 478,954	$ 412,180	$ -	$ -	$ 412,180
Cost of sales	124,788	(2,025)	(465)	122,298	106,970	(844)	-	106,126
Gross profit	354,166	2,025	465	356,656	305,210	844	-	306,054

Sales and marketing	172,459	(342)	(4,373)	167,744	156,953	(190)	-	156,763
Research and development	83,121	(27)	(3,886)	79,208	63,472	(178)	-	63,294
General and administrative	39,445	-	(1,708)	37,737	34,542	-	-	34,542
Patent litigation	37	-	-	37	(1,375)	-	-	(1,375)
Total operating expenses	295,062	(369)	(9,967)	284,726	253,592	(368)	-	253,224

Operating income	59,104	2,394	10,432	71,930	51,618	1,212	-	52,830

Interest income	4,898	-	-	4,898	2,741	-	-	2,741
Foreign currency (loss)	195	-	-	195	(1,170)	-	-	(1,170)
Other income, net	78	-	-	78	180	-	-	180

Income before income taxes	64,275	2,394	10,432	77,101	53,369	1,212	-	54,581
Provision for income taxes	16,001	768	1,734	18,503	12,810	291	-	13,101

Net income	$ 48,274	$ 1,626	$ 8,698	$ 58,598	$ 40,559	$ 921	$ -	$ 41,480

Earnings per share:
Basic	$0.61			$0.74	$0.52			$0.53
Diluted	$0.59			$0.72	$0.50			$0.51

Weighted average shares outstanding:

Basic	79,436			79,436	78,567			78,567
Diluted	81,504			81,504	80,939			80,939

Dividends declared per share	$0.18			$0.18	$0.15			$0.15

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National Instruments Reports Record Quarterly Revenue of $164 Million
Oct. 23, 2006

Reconciliation of GAAP to Non-GAAP Guidance for Q4 2006
Diluted Net Earnings per Share

Q4 2006
Range of diluted GAAP net earnings per share	$0.26 - $0.31
Estimated stock-based compensation	$0.03
Estimated amortization of acquired intangibles	$0.01
Range of diluted non-GAAP net earnings per share	$0.30 - $0.35

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